Exhibit 2(H)


                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of March 20, 1998, is made by and between SSGI-UST ACQUISITION CORPORATION, a Florida corporation ("the Company") and STRATEGIC SOLUTIONS GROUP, INC., a Delaware corporation (the "Holder").

                              W I T N E S S E T H:

                  WHEREAS, upon the terms and subject to the conditions of the Agreement and Plan of Merger ("the Agreement") together with the Form of Debenture (the "Debenture") of even date herewith between the Holder and the Company, the Company has agreed to issue to the Holder one or more 6.0% Convertible Debentures of the Company, in an aggregate principal amount of $927,000.00 (subject to adjustment as set forth in the Debenture) plus shares of Common Stock, 0.01 par value, of the Company valued at $500,000 on the date of delivery (such that SSGI will own 100,000 shares of UST Common Stock immediately following the merger)(the "Shares");

                  WHEREAS, the Debenture is convertible into shares of stock of the Company, at the option of the Holder upon the terms and subject to the conditions of the Debenture; and

                  WHEREAS, to induce the Holder to execute and deliver the Agreement, the Debenture and the Shares, the Company, its successor or assign have agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), with respect to the Registrable Securities; and

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

         1.       DEFINITIONS.

         (a) As used in this Agreement, the following terms shall have the following meanings:

                  (i) "Holder" means Strategic Solutions Group, Inc. and any permitted transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 10 hereof.

                  (ii) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

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                  (iii) "Registrable Securities" means (i) the Common Stock of the Company registered in the name of the Holder, (ii) the Common Stock of the Company issuable to the Holder upon the conversion of the Debenture at the option of the Holder, and (iii) any securities issued or to be issued with respect to the securities referred to above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been (a) effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them, or (b) transferred pursuant to Rule 144 (or any similar provision then in force).

                  (iv) "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Registration Rights Agreement, including without limitation all registration and filing fees, fees and expenses in compliance with securities and blue sky laws, printing expenses, messenger and delivery expenses, expenses and fees for listing the securities to be registered on exchanges or electronic quotation systems on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company and of all independent certified public accountants, underwriters and other persons retained by the Company.

                  (v) "Registration Statement" means a registration statement of the Company under the Securities Act.

         2.       DEMAND REGISTRATIONS.

         (a) REQUESTS FOR REGISTRATION.Following the first anniversary of the date hereof and further provided a sale is not authorized under Rule 144 of the Securities Act, the Holder and such other holders holding in the aggregate at least 50% of the Registrable Securities may demand registration (a "Demand Registration") of all or any portion of the Registrable Securities on Form S-3 (or, if Form S-3 is not available, on such other form as may be appropriate under the federal securities laws) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act. In order to accomplish such demand, such holder shall send written notice of the demand to the Company, and such notice shall specify the number of Registrable Securities sought to be registered.

         (b) NOTICE TO STOCKHOLDERS. Within ten (10) days after receipt of such a demand, the Company will give written notice of such requested registration to all other holders of Registrable Securities and will include in such registration, subject to the allocation provisions below, all other Registrable Securities with respect to which the Company has received written requests for inclusion within fifteen (15) days after the Company's mailing of such notice, plus any securities the Company chooses to include on its own behalf.

         (c) EXPENSES. In a Demand Registration, the Company will pay the Registration Expenses, but the Underwriting Commissions will be shared equally by the Company and those

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holders of Registrable Securities whose Registrable Securities are included in the Demand Registration in proportion to any securities included on their behalf.

         (d) PRIORITY ON DEMAND REGISTRATIONS. If a Demand Registration is underwritten and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number that can be sold in such offering, at a price reasonably related to fair value, the Company will include in such Demand Registration (i) first, the Registrable Securities requested to be included in such Demand Registration by the Holder; (ii) second, any securities that the Company desires to include on its own behalf; and (iii) any shares of Common Stock held by any other stockholder of the Company to whom registration is offered.

         (e) SELECTION OF UNDERWRITERS.If any Demand Registration is underwritten, the selection of investment banker(s) and manager(s) and the other decisions regarding the underwriting arrangements for the offering will be made by the Company and the Holder.

         (f) CONTEMPORANEOUS DEMAND. If any holder of the Company's securities that is not a holder of Registrable Securities under this Registration Rights Agreement exercises demand registration rights to have the Company register its securities under the Securities Act (a "Non-Stockholder Registration") within a period of thirty (30) days before or after the time the Holder shall have requested a Demand Registration, then the Holder's Demand Registration shall have priority over the Non-Stockholder Registration.

         3.       PIGGYBACK REGISTRATIONS.

         (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities under the Securities Act, and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to the Holder and will include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion within fifteen (15) days after the Company's mailing of such notice. The Company shall not select a form of registration statement which imposes, for its use, limitations on the maximum value or number of securities to be registered if these limitations would preclude registration of the Registrable Securities that the Company has been requested to include in such registration.

         (b) PIGGYBACK EXPENSES. In all Piggyback Registrations, the Company will pay the Registration Expenses related to the Registrable Securities, but the Holder will pay the Underwriting Commissions related to their Registrable Securities.

         4. OBLIGATIONS OF THE COMPANY. Whenever the Holder has requested that any Registrable Securities be registered pursuant to Section 2 or 3 above, the Company will, as expeditiously as possible do each of the following:

         (a) Prepare promptly, and file with the SEC a Registration Statement with respect to not less than the number of such Registrable Securities, and thereafter use its reasonable best efforts to cause each Registration Statement relating to Registrable Securities to become effective and keep the

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Registration Statement effective at all times until the earliest (the
"Registration Period") of (i) the date when the Holder may sell all Registrable Securities under Rule 144 or (ii) the date the Holder no longer owns any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

         (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement as may be necessary to keep the Registration effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holder set forth in the Registration Statement;

         (c) The Company shall permit a single firm of counsel designated by the Holder to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects;

         (d) Furnish to the Holder whose Registrable Securities are included in the Registration Statement and its legal counsel identified to the Company, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, and each amendment or supplement thereto and copies of the prospectus included therein (including each summary, preliminary, final, amended or supplemented prospectus) in conformity with the requirements of the Securities Act and copies of such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

         (e) Use its best efforts to register or qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States the Holder determines is reasonably necessary to enable the Holder to consummate the disposition of the Registrable Securities owned by it in compliance with the laws of such jurisdiction.

         (f) As promptly as practicable after becoming aware of such event, notify the Holder of the happening of any event of which the Company has knowledge, as a result of which is included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Holder as may be reasonably requested;

         (g) As promptly as practicable after becoming aware of such event, notify the Holder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of a Notice of Effectiveness or any notice of effectiveness

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or any stop order or other suspension of the effectiveness of the Registration
Statement at the earliest possible time;

         (h) Cause all of the Registrable Securities covered by the Registration Statement to be listed or included on securities exchanges on which similar securities issued by the Company are then listed or included;

         (i) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

         (j) Obtain a "comfort" letter addressed to the Company from its independent public accountants in customary form and covering such matters of the type customarily covered by "comfort" letters;

         (k) Cooperate with the Holder who holds Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Holder may reasonably request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Holder whose Registrable Securities are included in such Registration Statement) an appropriate instruction and opinion of such counsel; and

         (l) Take all other reasonable actions necessary to expedite and facilitate disposition by the Holder of the Registrable Securities pursuant to the Registration Statement.

         5.       [Reserved.]

         6. OBLIGATIONS OF THE HOLDER. In connection with the registration of the Registrable Securities, the Holder shall have the following obligations:

         (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Holder that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Holder of the information the Company requires from the Holder (the "Requested Information") if the Holder elects to have any of the Holder's Registrable Securities included in the Registration Statement. If at least five
(5) business days prior to the filing date the Company has not received the Requested Information from the Holder (a "Non-Responsive Holder"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Holder;

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         (b) The Holder by such Holder's acceptance of the Registrable
Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless the Holder has notified the Company in writing of the Holder's election to exclude all of the Holder's Registrable Securities from the Registration Statement; and

         6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder who holds such Registrable Securities, the directors, if any, of such Holder, the officers, if any, of such Holder, each person, if any, who controls any Holder within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person" or ?Indemnified Party?), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to clause (b) of this Section 7, the Company shall reimburse the Holders, promptly as such expenses are incurred and are due and payable, for reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a) shall not (I) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, (II) be available to the extent such Claim is based on a failure of the Holder to deliver or cause to be delivered the prospectus made available by the Company; or (III) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Each Holder will indemnify the Company and its officers, directors and agents against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Holder, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Section 7. Such indemnity shall remain in full

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force and effect regardless of any investigation made by or on behalf of the
Indemnified Person and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 10.

         (b) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 7 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other person represented by such counsel in such proceeding. In such event, the indemnifying party shall pay for only one separate legal counsel for the Indemnified Party or Indemnified Person; such legal counsel to be selected by the Indemnified Person or Indemnified Party, (I) subject to the consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed), and (II) if the Indemnified Parties or Indemnified Persons are Holders, by the Holders holding a majority in interests of the Registrable Securities included in the Registration Statement to which the Claim relates. Except as provided in the immediately preceding sentences, in case any such action is brought against any Indemnified Person or Indemnified Party, and it notifies the indemnifying party of the commencement thereof, after notice from the indemnifying party to such Indemnified Person or Indemnified Party of the indemnifying person?s election so to assume (alone or with other indemnifying persons) the defense thereof, the indemnifying party will not be liable to such Indemnified Person or Indemnified Party under this Section 7 for reasonable legal or other out-of-pocket expenses subsequently incurred by such Indemnified Person or Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not defend such action to its final conclusion. The Indemnified Person or Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Person or Indemnified Party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this
Section 7, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         8. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances

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where the maker would not have been liable for indemnification under the fault standards set forth in Section 7; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

         9. REPORTS UNDER EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) furnish to the Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and
(iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

         10. ASSIGNMENT OF THE REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Holders to any transferee of the Registrable Securities (or all or any portion of any Debenture of the Company which is convertible into such securities) only if: (a) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein and the Form of Debenture of even date herewith.

         11. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders who hold an eighty (80%) percent interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each Holder and the Company.

         12.      MISCELLANEOUS.

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         (a) A person or entity is deemed to be a holder of Registrable
Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

         (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid to the respective parties as follows:

If to the Company:

SSGI-UST ACQUISTION CORPORATION
8160 Woodland Business Center
Waters Avenue
Tampa, Florida  33614
Attention: Peter S. Steele

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With a copy to:

Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A.
911 Chestnut Street
Clearwater, FL  34617-1368
Attention:        Michael T. Cronin, Esquire

If to Holder:

STRATEGIC SOLUTIONS GROUP, INC.
326 First Street, Suite 100
Annapolis, MD  21403,
Attention:        John J. Cadigan

With a copy to:

Palmarella & Sweeney, P.C.
993 Old Eagle School Rd., Suite 415
Wayne, PA  19087
Telecopier No.: (610)  687-8830
Attention:        Ernest D. Palmarella, Esquire

If to any other Holder: At such address as such Holder shall have provided in writing to the Company.

Or at such other address as each such party furnishes by notice given in accordance with this Section 12(b), and shall be effective, when personally delivered, upon receipt and, when so sent by registered or certified mail, four
(4) calendar days after deposit with the United States Postal Service.

         (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws

         (e) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         (f) Subject to the requirements of Section 10 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

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         (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

         (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         (j) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

         (k) Neither party shall be liable for consequential damages.


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         13.      EFFECT OF MERGER.

         Immediately after the merger of SUAC with and into UST pursuant to the Agreement as described in the recitals to this Registration Rights Agreement, UST shall be replaced for SUAC each and every time the name appears herein and all obligations of SUAC hereunder shall be deemed assumed by UST.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

ATTEST:                             SSGI-UST ACQUISTION CORPORATION



/s/ PETER S. STEELE                   By: /s/ PETER S. STEELE
__________________________             _____________________________
Peter S. Steele, Secretary              Peter S. Steele, President


                                    STRATEGIC SOLUTIONS GROUP, INC.


/s/ JOHN J. CADIGAN                   By: /s/ JOHN J. CADIGAN
__________________________             _____________________________
John J. Cadigan, Secretary              John J. Cadigan, President


                                    AGREED TO AND  ACCEPTED BY U.S.
                                    TECHNOLOGIES,  INC. & PETER S. STEELE,
                                    PRESIDENT OF U.S. TECHNOLOGIES, INC.

                                        /s/ PETER S. STEELE
                                       ______________________________
                                        Peter S. Steele

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